Exhibit 4.10

SIXTH SUPPLEMENTAL INDENTURE

dated as of February 4, 2013

among

UNIVAR INC.,

The Guarantor(s) Party Hereto and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

12% Senior Subordinated Notes due 2017

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), entered into as of February 4, 2013, among UNIVAR INC., an entity organized under the laws of Delaware (the “Company”), MAGNABLEND HOLDINGS, INC., an entity organized under the laws of Delaware corporation, MAGNABLEND, INC., an entity organized under the laws of Texas, PMF Capital, LLC, an entity organized under the laws of Delaware (each an “Undersigned”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of October 11, 2007 (as amended by the First Supplemental Indenture, dated as of October 19, 2007, the Second Supplemental Indenture, dated as of September 20, 2010, as amended, the Third Supplemental Indenture dated as of November 15, 2010, the Fourth Supplemental Indenture dated as of December 20, 2010 and the Fifth Supplemental Indenture dated as of October 1, 2012 and as may be further amended, supplemented or modified from time to time, the “Indenture”), relating to the Company’s 12% Senior Subordinated Notes due 2017 (the “Securities”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Securities by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Subsidiaries to provide Security Guarantees, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Sixth Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Sixth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article XI thereof.

Section 3. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Sixth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Sixth Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Sixth Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

UNIVAR INC., as Company

By:
Name:	Thomas P. Martin
Title:	Vice President – Treasurer

MAGNABLEND HOLDINGS, INC.

By:
Name:	Thomas P. Martin
Title:	Treasurer

MAGNABLEND, INC.

By:
Name:	Thomas P. Martin
Title:	Treasurer

PMF CAPITAL, LLC.

By:
Name:	Thomas P. Martin
Title:	Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

UNIVAR INC., as Company

By:
Name:
Title:

MAGNABLEND HOLDINGS, INC.

By:
Name:
Title:

MAGNABLEND, INC.

By:
Name:
Title:

PMF CAPITAL, LLC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:	Lynn M. Steiner
Title:	Vice President